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                                                                  Exhibit 10.27

                                 DEED OF LEASE
                                 -------------

     THIS DEED OF LEASE, (hereinafter referred to as "Lease"), is made this 8th day of April, 1999, by and between TransDulles Center, Inc., a Virginia corporation, or assigns (hereinafter referred to as "Landlord") and NETWORK ACCESS SOLUTIONS, INC., a Delaware corporation, (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant desire to create a leasehold estate in favor of Tenant in the Premises (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements herein contained, the parties hereto agree as follows:

     1.  PREMISES.   Effective as of the Commencement Date, Landlord shall lease unto Tenant and Tenant shall lease from Landlord approximately Sixty One Thousand Five Hundred (61,500) rentable square feet as outlined in Exhibit A-1 (the "Premises"), consisting of the entire building at 22601 Davis Drive, Sterling, Virginia, and known as TransDulles Centre Building 2, (the "Building"), which Building is located on a parcel of land ("Property") as shown on Exhibit A-1 within the office and warehouse park known as TransDulles Centre show on Exhibit A-2 ("TransDulles Centre"), and that machinery and equipment installed in and upon the Premises by Landlord, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment"). The exact square footage of the Premises shall be determined by the project's architect in accordance with a standard method of measurement for similar types of buildings approved by Landlord. The Premises are leased to Tenant in "AS IS" condition as of the date hereof; Landlord shall have no obligation whatsoever to may any alterations, improvements, or repairs of any nature to the Premises.

     2. COMMENCEMENT DATE AND LEASE TERM. The initial term of this Lease shall be for a period of Five (5) years (hereafter referred to as "Term"), commencing thirty one (31) days after execution of this Lease by Landlord (the "Commencement Date"). Landlord agrees that following execution of this Lease, but prior to the Commencement Date (the "Early Access Period"), it shall permit Tenant to have access to the Premises (subject, however, to the rights of Purnell Furniture Services, Inc., the current tenant of the Premises) for the sole purpose of installing telecommunications equipment, specialty equipment, and related items, without obligation for the payment of Rent. Tenant agrees however, that (i) the provisions of Paragraph 20 pertaining to insurance and indemnification shall apply to the Early Access Period and that before such access is afforded during the Early Termination Agreement, Tenant shall provide to Landlord an insurance certificate demonstrating that the required insurance has been obtained; and (ii) that Tenant shall indemnify and hold Landlord harmless of and from: (x) any and all claims for damage to persons or property arising from the activities of Tenant (and its agents and contractors) on the Premises during the Early Access Period, and (y) any and all claims of any nature asserted by Purnell Furniture Services, Inc. arising from the activities of Tenant (and its agents and contractors) on the Premises during the Early Access Period. The initial twelve (12) month period after the Commencement Date and each successive twelve (12) month period thereafter during the initial Term and any renewal periods shall be hereinafter referred to as a "Lease Year." If the Commencement Date is not the first day of a month, then the Term shall be the period set forth above plus the partial month in which the Commencement Date occurs. The Term shall also include any properly exercised renewal of the term of this Lease as provided in Paragraph 6 below. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date:
(i) this Lease will not be void or voidable; (ii) Landlord will not be liable to Tenant for any resultant loss or damage; (iii) Rent will be waived for the period between the Commencement Date and the date on which Landlord delivers possession of the Premises to Tenant; (iv) the Commencement Date will be extended automatically, one day for each day after the Commencement Date and before delivery of possession; and (v) Landlord and Tenant will execute a certificate of the Commencement Date.

     3. RENT. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), Tenant shall pay to Landlord all of the following:
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         (a) Base Rent.  Subject to escalation pursuant to Paragraph 3(c) below
Tenant shall pay, without offset, demand or counterclaim, as base rent (hereafter referred to as the "Base Rent") for each Lease Year the sums identified on the attached Exhibit B, Rent Schedule. The monthly installments shall be payable in advance on the first day of each and every month during the said term at the office of TransDulles Center, Inc., c/o The Mark Winkler Company, 4900 Seminary Road, Suite 900, Alexandria, Virginia 22311, or at such other place as Landlord may hereafter designate in writing. Rent checks are to be made payable to TransDulles Center, Inc., or such other person, firm or corporation as Landlord may hereafter designate in writing, except that the first such installment, in the amount of Thirty Eight Thousand Eight Hundred Ninety Eight Dollars and Seventy Five Cents ($38,898.75) shall be due contemporaneously with the execution of this Lease.

         (b) Intentionally Omitted.

         (c) Rent Escalations. At the beginning of the second Lease Year and at the beginning of each Lease Year thereafter, throughout the Term, the Base Rent then in effect shall be increased by three per cent (3%) of the previous Lease Year's Base Rent, it being the intent hereof that all increases set forth herein shall be compounded.

         (d) Intentionally Omitted.

         (e) Tax on Lease. Tenant's pro rata share of any federal, state or local tax (including gross receipts tax) assessment, levy or other charge (other than any income tax or real property tax) (hereinafter collectively referred to as "Tax") if now or hereafter directly or indirectly upon (a) Landlord with respect to this Lease or the value thereof, (b) Tenant's use or occupancy of the Premises, or (c) the Base Rent or any other sum payable under this Lease, payment of such Tax shall be paid by Tenant as Additional Rent.

             Landlord shall annually notify Tenant of the amount which Landlord estimates will be the Tax for each tax year, and Tenant shall pay such amount in equal monthly installments in advance on or before the first day of each of the twelve (12) months after the date of such notice. Landlord shall annually submit to Tenant a statement showing Tenant's pro rata share of the actual Tax for the current tax year, the amount thereof theretofore paid by Tenant, and the amount of the resulting balance due thereon or overpayment thereof. Such balance due shall be paid by Tenant, without interest, within thirty (30) days after the date of such statement. Official tax bills rendered by the taxing authority shall be presumptive evidence of the actual amount of Tax. Tenant shall have the right to audit Landlord's records pertaining to such Tax in accordance with paragraph 11 below.

         (f) Tenant does hereby take and hold the Premises at the Rent hereinabove specifically reserved and payable as aforesaid, and upon and subject to the terms and conditions herein contained.

         (g) Late Payment. If Tenant fails to pay any installment of Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five per cent (5%) of the amount of such installment, and, in addition, any unpaid installment shall bear interest at that rate per annum which is two per cent (2%) greater than the "prime rate" then in effect at Morgan Guaranty Trust Company of New York, New York, New York, from the date such installment became due and payable to the date of payment by Tenant' provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate than allowed by law. Such late charge and interest shall constitute Additional Rent hereunder and shall be due and payable with the next monthly installment of Rent. Nothing in this paragraph shall be deemed to be in derogation of Landlord's rights under Paragraph 17.

         (h) Additional Rent. With respect to this Lease, Additional Rent shall mean any and all monetary obligations for which Tenant is responsible under the terms, covenants and conditions of this Lease, including but not limited to, Base Rent escalations, taxes, late fees, interest payments, Operating Costs, and cost of change orders.

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         (i) Tenant's Proportionate Share. Landlord and Tenant agree that
Tenant's "pro rata share" for purposes of Paragraphs 3(e) and 11 shall be One Hundred percent (100%), the agreed upon ratio that the area of the Premises bears to the total rentable area of the Building.

     4.  INTENTIONALLY OMITTED.

     5.  USE OF PREMISES.

         (a) Tenant may occupy and use the Premises for general office and warehousing purposes and for no other purpose without the consent of Landlord, subject, however, to the terms and provisions of any covenants, easements, conditions or restrictions which affect the use of the Premises. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Premises or any use to be made thereof contrary to applicable laws or regulations. Tenant shall not use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (i) violate any certificate of occupancy affecting any of the Premises, (ii) make void or voidable any insurance then in force with respect to any of the Premises, (iii) make it difficult or impossible to obtain fire or other insurance which is required hereunder, or cause the cost of maintaining such insurance to increase, (iv) cause structural damage to the Building, or (v) constitute a public or private nuisance or waste.

         (b) As part of its obligation to comply with laws and other requirements under Paragraph 5(a) of this Lease, Tenant shall not (either with or without negligence) generate, use, store, or cause or permit the escape, disposal or release of any Hazardous Materials in or about the Building or the Property or the Premises. Hazardous Materials shall mean (a) "hazardous wastes", as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances", as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials", as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) any applicable state or local laws and the regulations adopted under these acts, as amended from time to time, (f) oil or other petroleum products whether refined or unrefined, (g) any highly combustible substance and (h) any substance whose presence in Landlord's reasonable judgment could be detrimental to the Building or the Property or the Premises or hazardous to health or the environment. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises. In all events, Tenant shall indemnify and hold Landlord harmless of and from any and all costs and expenses of any nature arising from the release of Hazardous Materials in the Premises occurring while Tenant is in possession, or elsewhere on the Property and any adjacent real estate owned by Landlord, if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease.

         (c) If Tenant fails to comply with any applicable law or regulation or if Landlord reasonably believes the violation of any law or regulation is threatened, Landlord shall have the right (but not the obligation) following thirty (30) days notice to Tenant unless Tenant commences to act during or prior to such period, and diligently pursues the cure of such failure to comply (unless such failure or threatened failure causes imminent threat to life or property in which case no notice is required), to act in place of Tenant and to take such action as it may deem necessary or desirable to ensure compliance or to mitigate, abate or correct the violation or threatened violation. All costs of any kind whatsoever incurred by Landlord in connection therewith, including consultants' and reasonable attorneys' fees, shall be payable on demand, shall bear interest at the default rate until paid, and shall constitute additional rent.

         (d) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, cost and expenses, including attorneys' fees, arising from Tenant's failure to comply with all applicable laws and regulations. The foregoing provisions shall survive the expiration or earlier termination of this Lease.

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     6.  OPTION TO EXTEND TERM.

         (a) Renewal Periods. Provided that (i) this Lease is in full force and effect, (ii) no material adverse change in Tenant's financial condition has occurred, and (iii) Tenant shall not have been in default during the term of the Lease which has not been cured within any applicable cure period, and (iv) shall not then be in default and shall not default in the performance of any of its obligations under this Lease at any time between the date of issuance of the notice contemplated by paragraph 6(b) below and the expiration of the then current lease term, Tenant shall have the option to renew this Lease for a single additional three (3) year term(s), with the Base Rent in such renewal period, being equal to the greater of either (i) the then current market rent for comparable space in the Sterling, Virginia market area as determined by Landlord in the exercise of its sole and absolute discretion, or (ii) one hundred three percent (103%) of the previous year's Base Rent. The option to renew provided herein (i) may be exercised by Tenant solely as to the entirety of the Premises, and not as to any portion thereof, and (ii) is personal to Tenant; upon any assignment of this lease by Tenant, or the subletting of the Premises by Tenant such that Tenant fails to occupy at least fifty percent (50%) of the area of Premises for its own operations as of the date Tenant gives notice of its intent to renew as required by Paragraph 6(b), and through the expiration of the initial Term of this Lease, the rights afforded to Tenant under this Paragraph 6 shall automatically terminate.

         (b) Notice Required. Tenant shall give Landlord written notice of its intent to exercise its option to extend the Lease Term at least Two Hundred Seventy (270) days, but no more than Three Hundred Sixty Five (365) days, prior to the end of the initial Term, being of the essence. Should Tenant fail to notify Landlord of its intent to exercise such Renewal option within the aforementioned notice period, time being of the essence, then Tenant's renewal option shall expire without action by either party and Landlord shall not need to advise Tenant in writing of Tenant's neglect in reference to the notice period.

     7.  INTENTIONALLY OMITTED.

     8.  INTENTIONALLY OMITTED.

     9.  INTENTIONALLY OMITTED.

     10. SECURITY DEPOSIT.

         (a) Landlord acknowledges receipt of a check in the amount of Twenty Five Thousand Dollars ($25,000.00), which, upon collection, shall become part of a total Security Deposit (the "Security Deposit") in the amount of Thirty Eight Thousand Eight Hundred Ninety Eight Dollars and Seventy Five Cents ($38,898.75). Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord the additional sum of Thirteen Thousand Eight Hundred Ninety Eight Dollars and Seventy Five Cents ($13,898.75) to be part of the Security Deposit. Such Security Deposit shall be security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease. Such sum shall be either in cash, or in a letter of credit ("Letter of Credit"). Upon the expiration of the Term hereof, or any extension or renewal thereof, Landlord shall, if Tenant is not in default, return such Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to Tenant's obligations within ninety (90) days of such expiration. If Tenant makes any default during the term of this Lease or fails to take possession on the commencement date stated in Paragraph 2, Landlord shall have the right, but not the obligation, to apply all or any portion of the Security Deposit to remedy such default, in which event Tenant shall promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount. The Security Deposit shall not be deemed liquidated damages, and Landlord's application of said Security Deposit to reduce its damages shall not preclude recovery from Tenant of any additional damages incurred by Landlord. If the Landlord sells or transfers its interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, and the Landlord shall be released from all liability to Tenant for the return of such Security Deposit.

         (b) At Tenant's option, Tenant may provide, and Landlord agrees to accept a Letter of Credit as and for the Security Deposit, provided that such Letter of Credit shall be (i) unconditional; (ii) irrevocable; (iii) issued by a financial

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institution approved by Landlord in Landlord's reasonable discretion, which financial institution must be a member bank of the Federal Reserve; (iv) in a form permitting partial and multiple drawings; (v) for either multiple terms of at least one (1) year each in duration, which are automatically renewed unless notice is given to Landlord at least sixty (60) days prior to the expiration thereof, extending until the date which is ninety (90) days after the expiration of the Lease Term, as such Lease Term may be extended pursuant to the provisions of the Lease, or at Tenant's option for a single term extending until the date which is ninety (90) days after the expiration of the Lease Term, as such Lease Term may be extended pursuant to the provisions of the Lease; and (vi) be in a form and substance acceptable to the Landlord, in its sole discretion, substantially in conformity with the provisions of Exhibit C hereto. If a partial drawing occurs under the Letter of Credit, the Tenant shall, upon demand but not more than five (5) business days after such partial drawing, cause the financial institution to reissue the Letter of Credit in the amount then currently required under the terms of this Lease. Notwithstanding the foregoing, the Landlord shall be entitled to draw down the entire amount of the Letter of Credit, without any notice, at any time on or after the earlier of (i) the occurrence of an Event of Default by Tenant under this Lease; or (ii) at any time after the sixtieth (60th) day preceding the expiration date of the Letter of Credit in the event that the issuer of the Letter of Credit gives notice to Landlord that it will not renew the Letter of Credit as contemplated hereby.

     11. OPERATING COSTS. Tenant shall pay as Additional Rent its pro rata share of Operating Costs of the Building and Property. The projected preliminary estimated calendar year 1999 operating costs for the Premises are $1.90 per rentable square foot of the Premises. This amount shall be adjusted in accordance with the procedures outlined below.

         (a) Definition. As used herein, the term "Operating Costs" means (except as specifically excluded below) the actual costs incurred in owning, operating and maintaining the Building and Property during each year of the Lease Term. Such operation and maintenance costs shall include, by way of example rather than of limitation, (i) real property, county, and other similar taxes or assessments, including but not limited to any special assessments, levied against any or all of the Building and Property; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to the Premises and common areas of the Building and Property; (iii) costs of providing landscaping service, snow removal service, and of maintaining grounds, common areas of the Building and adjacent parking areas and mechanical systems of the Building; (iv) all other reasonable costs of maintaining, repairing or replacing any or all of the Building, except (a) costs for repairs, maintenance and replacements required due to defective materials, installations or workmanship at the time of initial construction of the Building and Property and expenses incurred in connection with the enforcement of any warranty rights in connection therewith, or (b) costs to repair the roof, foundation, interior load bearing partitions, exterior walls and window systems, except to the extent any such structural repair is required due to Tenant's negligence or willful misconduct; (v) charges or fees for any necessary governmental permits; (vi) customary and reasonable management fees under a management agreement, and related overhead and expenses; (vii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Building and Property as maintained by Landlord under Paragraph 20; (viii) costs arising under service contracts with independent contractors for servicing, maintenance and repair of building equipment and systems; and (ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building and Property, constitute operating or maintenance costs attributable to any or all of the Premises. Landlord and its agents reserve the right to enter onto the Premises at reasonable times upon reasonable notice from Landlord or its agent and accompanied by a representative of Tenant, excepting emergency, for the specific purpose of managing and maintaining the Premises. Landlord agrees that it shall make no profit from its collection of Operating Costs.

         (b) Notwithstanding anything to the contrary herein, Operating Costs shall not include (i) any costs (including payments of principal and interest under any mortgage and any ground rental payments) associated with the initial construction of the Building, (ii) costs of development of the Property or the Premises, (iii) costs of painting or decorating areas of the Building other than common and public areas, and exterior elements (iv) brokerage commissions, legal fees, construction costs and concessions or inducements to any tenant in connection with leasing premises in the Building, and advertising expenses in connection with the leasing of the Building, (v) legal fees relating to tenant leases, financings of the Building, and zoning and land-use issues and violations by Landlord under tenant leases, (vi) salaries and other compensation paid to officers or executives of Landlord or any partner, principal or owner of the entity comprising Landlord, (vii) fees or charges paid to any party affiliated with Landlord on account of the provision by such entity of goods or services constituting

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Operating Costs of the Building to the extent such fees or charges exceed the fees or charges that would have been incurred to an independent entity in an arm's length transaction, (viii) any expenses reimbursable by any tenant of the Building, insurance company or condemning authority, or actually reimbursed by any other source, (ix) charges for heating and air conditioning service furnished to other tenants of the Building during other than normal business hours as determined by Landlord, (x) advertising and marketing costs, (xi) Landlord's income taxes, (xii) repairs or other work occasioned by fire or other casualty of an insurable nature, but only to the extent of any recovery actually received by Landlord, and (xiii) costs arising from Landlord's civic activities or charitable or political contributions, all of which costs are the responsibility of the Landlord except where agreed to otherwise by the parties in writing.

         (c) In order to provide for current payments, a statement of Landlord's estimate of expenses as initially set forth in Paragraph 11 (a) above, together with the amount of Tenant's Additional Monthly Rent resulting therefrom, shall be submitted by Landlord to Tenant prior to the beginning of each calendar year or part thereof during the Term. Tenant shall pay monthly, one-twelfth (1/12th) of Tenant's pro rata share of Landlord's estimate of Operating Costs. Further, from time to time during any calendar year, Landlord may submit to Tenant a revised statement of Landlord's estimate of Tenant's pro rata share of any Operating Costs and within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Landlord, as Additional Monthly Rent an amount equal to one-twelfth (1/12th) of the revised amount so estimated. After the end of each fiscal year, Landlord will, as soon as practical, submit to Tenant a statement of the actual expenses, incurred for Operating Costs for the preceding fiscal year. Such statement shall also indicate the amount of Tenant's excess payment or underpayment based on the Landlord's estimate.

             If Additional Rent paid by Tenant during the preceding calendar year shall be in excess of, or less than its share of the actual expenses incurred by Landlord for Operating Costs for that year, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement by Tenant paying any Additional Rent due with the installment of rent due for the month following submission of Landlord's statement, or Tenant deducting its excess payment from the installment of rent for such month.

             During the final year of the Lease Term if Tenant overpays its portion of Operating Costs, said over payment amount shall be treated as if it were part of the Security Deposit, and applied to Tenant's obligations hereunder, or returned by Landlord to Tenant in accordance with the provisions of Paragraph 10(a).

             Within thirty (30) days after the receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request copies of a statement of "Operating Costs of the Building" prepared by the Landlord which shall be supplied to the Tenant within a reasonable time after Tenant's written request, but no such request shall extend the time for payment as set forth in the preceding Paragraph. Unless Tenant asserts specific error(s) within fifteen (15) business days after Landlord has complied with Tenant's request, the statement submitted by Landlord shall be deemed to be correct. Provided Tenant timely asserts such specific errors, and is current in its obligations to Landlord for the payment of all sums due to Landlord as Rent under this Lease, and is not otherwise in default in its obligations under this Lease, Tenant shall have the right, exercisable no more than once per Lease Year, to cause Landlord's books and records showing Taxes and Operating Expenses for the prior Lease Year to be examined by a Certified Public Accountant engaged by Tenant upon no less than thirty (30) days prior written notice and during normal business hours at any time within one hundred and eighty (180) days following the expiration of the prior Lease Year. No such Certified Public Accountant may be engaged on a contingent fee basis. Such examination shall, at Landlord's option, occur at the offices of the Landlord's management agent, and shall not take more than thirty (30) days to complete. Any information obtained by Tenant from such examination will be treated as confidential unless and until such information has been publicly disclosed by Landlord; provided, however, that nothing herein contained shall limit or impair the right or obligation of Tenant to disclose such information when required to do so by law or to appropriate regulatory authorities having jurisdiction over its affairs, or to use the same in connection with the enforcement of the terms and conditions of the Lease. As a condition of such examination, Landlord may require any party reviewing or having access to Landlord's records to execute and deliver to Landlord a confidentiality agreement substantially in the form attached hereto as Exhibit D. In the event that Operating Expenses or Taxes for any Lease Year have been overstated by ten percent (10%) or more, Landlord shall promptly

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reimburse or credit Tenant for the reasonable costs of such audit, in addition to refunding all overpayments previously made by Tenant.

     11.1 COSTS OF OPERATING THE PREMISES AND BUILDING. In addition to the Rent and Additional Rent provided elsewhere herein, Tenant shall be responsible for making direct payment of all costs incurred in operating the Premises and Building to the parties providing service to the Premises and Building, including without limitation, all utility costs, trash removal and janitorial services. Tenant shall at all times maintain the Premises and Building, including the loading areas, in a neat and clean manner, and shall place all trash in its dumpster.

     12.  ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not mortgage, pledge or encumber this Lease without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          (b) Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises throughout the Term, subject to Landlord's prior written consent and approval, which shall not be unreasonably withheld, conditioned, or delayed, provided, that Tenant remains fully liable for the performance of all terms and conditions of this Lease including but not limited to the payment of Base Rent and Additional Rent and that the assignee or subtenant agrees to be bound by all terms, conditions, and provisions of this Lease. If Tenant wants to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date"), the area proposed to be assigned or sublet (the "Proposed Sublet Space") and such other information as Landlord may reasonably request, together with a processing fee of One Thousand Dollars ($1000.00) payable to Landlord, which shall be earned by Landlord regardless of whether Landlord's written consent and approval is given. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether any premium or other consideration is being paid for the proposed assignment or sublease. Any sublease, assignment or other transfer shall be effective on forms supplied or approved by Landlord. In addition to the processing fee described above, Tenant shall be solely responsible for the payment of reasonable attorneys fees incurred by Landlord in preparing and/or reviewing documents implementing any such assignment or subletting. Tenant assigns to Landlord any sum due to Tenant from any assignee, subtenant or occupancy of Tenant as security for Tenant's performance of its obligations pursuant to this Lease, provided, however, that Tenant shall have the license to collect such rents provided prior to the occurrence of an Event of Default. Following an Event of Default, Tenant authorizes each such assignee, subtenant or occupant to pay such sum directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. Landlord's collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as a tenant nor a waiver of any default hereunder by Tenant. Notwithstanding anything in this Paragraph 12 to the contrary, provided no Event of Default exists under this Lease, or would exist but for the pendency of any cure periods provided for under Paragraph 17, Tenant may, without Landlord's consent, but after providing written notice to Landlord, assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) in the event of an assignment, such Related Entity assumes in full all of Tenant's obligations under this Lease; (ii) Landlord is provided with a counterpart of the fully executed agreement of assignment or sublease, which shall be in a form reasonably satisfactory to Landlord; (iii) to the extent Tenant remains in existence Tenant remains liable under the terms of this Lease; (iv) such Related Entity is not a governmental entity or agency; (v) such Related Entity's use requirement does not materially differ from the Permitted Use described in Paragraph 5 hereof; and (vi) such Related Entity does not require additional services other than those agreed to be provided by Landlord under the terms of this Lease. "Related Entity" shall be defined as (i)any parent company, subsidiary, or affiliate of Tenant, which controls, is controlled by, or is under common control with Tenant, and/or (ii) any entity into which Tenant shall be merged or consolidated, or which purchases substantially all of the assets of Tenant and assumes the liabilities of Tenant under this Lease and continues in the same business as that of Tenant.

          (c) Landlord acknowledges that Tenant proposes to sublet the a portion of the Premises consisting of warehouse space to Purnell Furniture Services, Inc. ("Purnell"). Landlord accepts Purnell as a subtenant, subject to review and approval by Landlord of the documents by which the terms of such subletting are established as provided in Paragraph 12(b) above.

          (d) If Tenant proposes to assign this Lease other than to a Related Entity, or to Purnell as contemplated by Paragraph 12(c) above, Landlord may, at its option, upon written notice to Tenant given within ten (10) business days after its receipt of Tenant's Request Notice, together with all other necessary information, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease fifty percent (50%) or more of the area of the Premises for the remainder of the Term, Landlord may, at its option upon written notice to Tenant given within 10 business days after its receipt of Tenant's Request Notice, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the term hereof).

          (e) If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee (or any affiliate thereof) is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the amount and existence of such excess shall be determined on a prorata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess within ten (10) days, provided, however, that such excess shall be reduced by the amount of brokerage commissions and reasonable costs of improvements to the Premises actually paid by Tenant in connection with such sublease, assignment or other transfer, but in the event of a sublease, such amount shall be amortized on a straight line basis over the term of the Sublease. Tenant shall in all events diligently pursue the collection of all amounts owed by any subtenant, assignee or other transferee. Tenant shall in all events diligently pursue the collection of all amounts owed by any subtenant, assignee or other transferee. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer.

     13. CASUALTY DAMAGE. In the event of damage or destruction of the Premises by fire or any other casualty, this Lease shall not be terminated, but the Premises shall be promptly and fully repaired or restored, as the case may be, by Landlord at its own cost and expense in an amount not to exceed the amount of insurance proceeds available. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, but if the condition is such so as to make the entire Premises untenantable for practical use for Tenant's purposes, then the Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by Landlord. Any unpaid or prepaid Rent for the month in which said condition occurs shall be prorated. If the Premises are partially damaged or destroyed but the Tenant can still make practical use of the balance of the Premises; then during the period that Tenant is deprived of the use of the damaged portion of said Premises, Tenant shall be required to pay Rent covering only that part of the Premises that it is able to occupy, based on that portion of total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the Premises covered by this Lease. In the event that twenty five per cent (25%) or more of the Premises are damaged or destroyed by fire or other casualty so as to be untenantable for practical use for Tenant's purposes and it shall require more than one hundred eighty (180) days for Landlord to substantially complete restoration of same as reasonably concurred on by Tenant, then either party hereto upon written notice delivered within thirty (30) days of the fire or other casualty to the other party may terminate this Lease, in which case the Rent shall be apportioned and paid to the date of said fire or other casualty. Subject to the foregoing, no compensation, or claim, or diminution of Rent will be allowed or paid, by Landlord, by reason of consequential damages, inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or any portion of the Building of which they are a part, however the necessity may occur.

     14.  MAINTENANCE AND REPAIRS:

          (a) Subject to Tenant's responsibilities set forth in Paragraph 14
(d), Landlord shall keep the Building and all machinery, equipment and fixtures attached to, or used in connection with the operation of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam and electricity owned and maintained by any public utility company or governmental agency or body and excluding also any of Tenant's property) in good order and repair. Landlord reserves the right of access to the Premises for the purposes of such operation, cleaning, maintenance, safety, security and repairs, and agrees that it shall use reasonable efforts (except in the case of emergency) to provide reasonable advance notice to Tenant of its intent to enter the Premises for such purposes. The cost for maintaining the Building and Premises in good order and repair as contemplated by this paragraph 14 (a) shall be an Operating Cost for purposes of paragraph 11 hereof. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience, annoyance or disruption arising from Landlord's making reasonable repairs, additions or improvements to the Building or Premises in accordance with its obligations hereunder. Tenant will not do or permit anything to be done in the Premises or the Building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance for said Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by any insurance rate bureau due to any activity or equipment of Tenant, such statement shall be conclusive evidence that the increase in such rate is caused by such activity or equipment, and Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand, and any such sum shall be considered additional rent payable hereunder.

          In the event Landlord elects to make substantial improvements or additions to the Building, Property or Premises, such improvements or additions shall not adversely affect Tenant's use of or access to the Premises unless Landlord has obtained the prior written consent of Tenant, which consent shall not be unreasonably withheld, to make such improvements or additions which affect Tenant's Premises in an adverse manner, or which materially increase Operating Expenses or Real Estate Taxes. Landlord shall be free to make improvements or additions to the Building, Property or Premises which do not have an adverse effect on Tenant's use of or access to the Premises.

          (b) After execution of this Agreement, except as hereinafter expressly set forth Tenant will not make any alterations, installments, changes, replacements, additions or improvements, collectively "Alterations", in or to the Premises or the Building, or any part thereof, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. In the event Landlord elects to have the Alterations remain upon the Premises or be removed following the expiration of the Term, said written consent shall include Landlord's election, except in the case of the Generator or Racking System, as provided below. It is expressly understood that all Alterations shall be performed in a good and workmanlike manner and shall conform to all rules and regulations established from time to time by any applicable underwriter's association and conform to all requirements of local, state and federal governments. All Alterations shall be made at Tenant's sole expense, by contractors, or subcontractors reasonably approved by Landlord, and only after
(i) Tenant has submitted complete plans and specifications to Landlord with respect to the Alterations and Landlord has approved them in writing, and (ii) subsequent to receipt of Landlord's written consent to perform the Alterations, Tenant has obtained all necessary permits from governmental authorities. If any mechanic's lien is filed against the Premises or the Building for work or materials furnished to Tenant, the lien shall be discharged or bonded off by Tenant, solely at Tenant's expense, within thirty (30) days after Tenant receives notice thereof. Tenant shall indemnify and hold harmless Landlord from any and all expenses (including reasonable attorney's fees), liens and claims or damage to persons, property, or the Building which may arise from the making of any Alterations. Tenant will deliver to Landlord a complete set of "as-built" plans showing the approved Alterations.

          It is also expressly understood that all Alterations upon the Premises (whether with or without Landlord's consent), shall at the election of Landlord, as provided in the written consent required herein above, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Notwithstanding the foregoing, provided (i) this Lease is in full force and effect, , and (ii) that Tenant shall not have been in default beyond the expiration of any applicable cure period more than twice during the term of this Lease and shall not then be in default in the performance of any obligation under this Lease, Tenant shall have the right to remove, prior to the expiration or termination of this Lease, all movable furniture, fixtures or equipment installed in the Premises solely at Tenant's expense, other than the Generator installed as provided in Paragraph 31
hereof, and the Racking System as described in Paragraph 33 hereof.   Should
Landlord elect that Alterations, installments, changes, replacements, additions to or improvements made by Tenant are not to remain on the Premises, Tenant hereby agrees that within five (5) days following the expiration of the term of this Lease, Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the reasonable cost of such removal together with the cost of restoring the Premises to its original condition, reasonable wear and tear excepted. Should Landlord elect that the Racking System be removed from the Premises, notwithstanding any other provision of this Lease, Tenant shall be responsible for restoring the Premises to the condition in which it existed prior to the installation of the Racking System, including but not limited to, removing all hardware by which the Racking System was anchored to the floor and/or walls, and restoring and refinishing the floor and walls--including filling all holes made in connection with the installation and utilization of the Racking System.

          (c) Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, air conditioning system or the electrical system of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. In the event that Tenant wishes to install machinery or mechanical equipment which may cause noise or vibration to be transmitted to the structure of the Building or any space therein, such machinery shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Tenant may, at its expense, install and remove additional equipment and machinery used or useful in Tenant's business, which equipment and machinery shall remain the property of Tenant and shall not become part of the real estate, provided that such installation shall not reduce the value of the Premises or its usefulness. Any equipment of Tenant not removed by Tenant within ten (10) days after the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof and without obligation to account therefor. Notwithstanding any other provision of this Lease, Tenant may not install any equipment which emits electromagnetic, microwave, ultrasonic, laser, or other radiation which Landlord reasonably determines causes a risk to persons or property, or interferes with telecommunications transmissions or computer use.

          (d) Subject to Landlord's obligations to maintain and repair the Premises in accordance with this Paragraph 14, Tenant agrees that it will take good care of the Premises and the fixtures therein and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and conditions as the same now is or shall be at the commencement of the Term hereof, ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall promptly make all repairs to the Premises or to any part of the Building, to the extent such repairs are not covered by insurance and if such repairs are necessitated by any act or omission of Tenant, any subtenant, assignee or concessionaire of Tenant, any of its respective agents or employees, or by the failure of Tenant to perform any of its obligations under this Lease. Tenant shall not store items, materials, or goods of any nature outside of the Premises or in the loading areas.

     15.  PARKING AND LOADING AREAS.

          (a) During the term of this Lease, and any renewal thereof, Tenant shall have, without charge, the right to utilize ninety four (94) parking spaces for passenger vehicles in the Building's parking facilities on a nonexclusive basis with other tenants of the Building, upon such non-financial terms and conditions as may from time to time be reasonably established by Landlord. The location of such parking facilities is shown on Exhibit E. Parking is specifically prohibited on the streets adjacent to the Building, including Carpenter Drive, Sally Ride Drive, Glenn Drive and Davis Drive. Tenant shall be responsible for monitoring and enforcing these restrictions with respect to the vehicles used by its employees and contractors, and by parties visiting the Premises. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable for any damage or loss to any automobiles parked in the parking facilities or to any personal property located therein, or for any injury sustained by any person in or about the parking facilities.

          (b) During the term of this Lease, and any renewal thereof, Tenant shall have, without charge, the right to utilize the paved areas adjacent to the Premises which have been designed and constructed for use as loading docks to serve the Premises. Landlord shall not be liable to Tenant as a result of any inability of Tenant to access such docks due to the parking of vehicles in the vicinity of such loading docks and drive in area, or otherwise. Truck parking shall be restricted to the area in the immediate vicinity of the loading docks serving the Building, as shown on Exhibit E, and is specifically prohibited in the parking areas reserved for automobiles, and on the streets adjacent to the Building, including Carpenter Drive, Sally Ride Drive, Glenn Drive or Davis Drive. Tenant shall be responsible for enforcing these restrictions with respect to trucks making pickups and deliveries at the Premises, or otherwise serving the Premises.

     16. SIGNAGE. Tenant shall be entitled to install, at its sole expense, one (1) building mounted exterior sign providing identification of Tenant on the top portion of the Building facade, subject to Landlord's approval, in its sole, absolute and unreviewable discretion, as to location, design, color, lighting, and specifications, and to applicable Loudoun County regulations.

     17.  EVENT OF DEFAULT.

          (a) Definition. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

              (i) If Tenant (1) fails to pay Rent, Additional Rent or any other sum which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (2) in any material respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

              (ii) If Tenant (1) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (2) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (5) performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a reorganization insolvency proceeding.

              (iii) If an order of relief or other order, judgement or decree is entered by any court of competent jurisdiction adjudicating Tenant as insolvent, or otherwise entitled to the protection of or subject to any bankruptcy statute, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or otherwise commence with respect to Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgement, decree or proceeding continues unstayed for more than sixty
(60) consecutive days after the expiration of any stay thereof.

          (b) Notice of Tenant, Grace Period. Anything contained in the provisions of this Paragraph to the contrary notwithstanding, upon the occurrence of an Event of Default Tenant shall not be deemed to be in default, and

Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until;

              (i) Landlord has given written notice ("Notice of Default") thereof to Tenant, and

              (ii) Tenant has failed, (1) if such Event of Default consists of the failure to pay money, within five (5) calendar days after the date Landlord presents notice to pay all of such money, together with interest thereon and any late payment charge which may be due hereunder of five per cent (5%) levied on all monies due to Landlord in accordance with Paragraph 3(g) as of the date of issuance of the Notice of Default, or (2) if such Event of Default consists of something other than the failure to pay money, within fifteen (15) business days thereafter to commence actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do so until it is fully cured; provided however, if Tenant commences to cure such Event of Default during such fifteen
(15) day period, and such Event of Default cannot be cured within such period despite diligent effort, Tenant shall be afforded such additional time as may reasonably required to affect a cure provided that Tenant continues to diligently pursue such cure.

              (iii) No such notice shall be required, and Tenant shall be entitled to no such grace period, (1) more than once with respect to monetary default during each twelve (12) month period of the Term, or (2) if Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set forth in the provisions of Paragraph 5, or (3) if any Event of Default enumerated in the provisions of Paragraphs 17(a)(ii) or 17(a)(iii) has occurred.

          (c) Landlord's Rights upon Event of Default. Upon the occurrence of an Event of Default, subject to cure periods contained herein, Landlord, at its option, may terminate this Lease, and with our without terminating this Lease, may pursue any and all other remedies available to it under the laws of the Commonwealth of Virginia, including, by way of example rather than of limitation, the rights to:

              (i) re-enter and repossess the Premises, with lawful force, and any and all improvements thereon and additions thereto;

              (ii) at Landlord's option, immediately recover an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and Additional Rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purposes of this Section, present value shall be computed by discounting at a rate equal to one (1) whole per cent point above the "prime rate" then in effect at Morgan Guaranty Trust Company of New York, and collect such balance in any manner not inconsistent with applicable law. Landlord agrees to offset against any judgment that may be obtained for the sums due hereunder the net amounts received by Landlord as a result of any reletting, following deduction from such receipts of the out-of-pocket cost to Landlord of any reasonable fees relating to reletting of the Premises including but not limited to construction costs, brokerage fees, reasonable attorney's fees or of any repairs or other action (including those taken in exercising Landlord's rights under any provision of this Lease) taken by Landlord ; and/or

              (iii) relet any or all of the Premises for Tenant's account for any or all of the remainder of the Lease Term, and require Tenant to pay to Landlord, any deficiency in the Rent and any other sum which Tenant is obligated to pay resulting, with respect to such remainder, from such reletting, as well as the out-of-pocket cost to Landlord of any reasonable fees relating to reletting of the Premises including but not limited to construction costs, brokerage fees, reasonable attorney's fees or of any repairs or other action (including those taken in exercising Landlord's rights under any provision of this Lease) taken by Landlord on account of such Event of Default. Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting.

Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease.
Landlord's exercise of any
such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

          (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the performance of any of its obligations under this Lease, then Landlord shall have the right (but not the duty) to perform such obligation, and Tenant shall reimburse Landlord for any reasonable costs and expenses thereby incurred, together with interest thereon at that rate per annum which is two per cent (2%) greater than the "prime rate" then in effect at Morgan Guaranty Trust Company of New York, from the date such costs and expenses are incurred by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder, which shall be due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

          (e) Lien on Personal Property. As security for all of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a Uniform Commercial Code Security interest in all of Tenant's tangible and intangible personal property now or hereafter located upon the Premises. Landlord may enforce its security interest pursuant to any applicable law then in effect. Tenant shall, within five (5) days after request, execute any document, including financing statements, required by Landlord to perfect the security interest herein provided. The security interest provided herein shall be in addition to, and not in lieu of, any common law or statutory Landlord lien provided under applicable law, and Landlord's rights and remedies provided in this section shall be in addition to, and not in lieu of, any other rights and remedies available to Landlord pursuant to the terms of this Lease or pursuant to applicable law. Provided, however, that Landlord's lien (i) shall be subordinate to any purchase money financing for the acquisition of such items as good, wares, equipment, fixtures and furniture used in the ordinary course of business, and (ii) shall be waived with respect to items leased by Tenant under bona fide leases.

          (f) No Waiver. If Landlord institutes legal proceedings against Tenant as to any matter under this Lease and a compromise or settlement is made, Landlord shall not be deemed to have waived any rights under this Lease except as explicitly set forth in a written agreement signed by Landlord evidencing such compromise or settlement. No waiver by Landlord of any breach of any covenant, condition, or agreement in this Lease shall operate as a waiver of such covenant or condition itself or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check prepayment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in the Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     18. HOLDING OVER. Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require a substantial period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and Additional Rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal the greater of (1) the fair market rent for the Premises, or (2) One Hundred Fifty percent (150%) of the Base Rent, Additional Rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued such holdover period. Such rent shall be computed by Landlord on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month; provided, however, that Landlord may, in addition to its other remedies, elect, in its sole discretion, to treat such holdover as the creation of a month-to-month tenancy with Tenant. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any
right with respect thereto.   Except as otherwise specifically provided in this
Article, all terms of this Lease shall remain in full force and effect during the holdover period.

     19. LANDLORD'S RIGHT OF ENTRY. Landlord and its agents shall be entitled to enter the Premises at any reasonable time, with reasonable prior notice except in emergency,

          (a) To inspect the Premises;

          (b) To exhibit the Premises to any existing or prospective purchaser or mortgagee thereof or, during the last nine (9) months of the Term, any prospective tenant thereof;

          (c) To make any reasonable and necessary alteration, improvement or repair to the Premises; or

          (d) For any other reasonable purpose relating to the operation or maintenance of the Premises; provided, that Landlord shall (i) give Tenant reasonable prior notice of its intention to enter the Premises, except in the case of emergency, and (ii) use reasonable efforts to avoid thereby interfering any more than is reasonably necessary with Tenant's use and enjoyment thereof.

     20.  LIABILITY, TENANT'S INDEMNITY, INSURANCE.

          (a) Landlord shall not be liable for, and Tenant shall indemnify and hold Landlord harmless from and against, any injury, loss or damage of whatever nature to any persons or property arising within the Premises unless caused by the willful act or omission of Landlord, its agents, employees or contractors. Commencing with the date on which the Premises are made available to Tenant and continuing thereafter throughout the Lease Term, Tenant shall maintain, at its sole expense, (i) general comprehensive public liability insurance, including bodily injury, property damage or other loss, insuring Tenant, Landlord, Landlord's Lender, Landlord's Ground Lessor and Landlord's appointed agent with respect to the Premises and their appurtenances, in a company or companies reasonably satisfactory to Landlord, in an amount not less than Five Million Dollars ($5,000,000), (ii) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises, and (iii) if, and to the extent required by law, worker's compensation or similar insurance offering statutory coverage and containing statutory limits. All such insurance shall:
(1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide;
(2) name Landlord, its managing agent (or its successor) and the holder of any Mortgage as additional insureds and/or loss payees as applicable (as their interests may appear), except that the liability insurance shall not name Landlord's Mortgage holder as an additional insured; (3) contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person or entity prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees, affiliates, partners and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, affiliates, agents and employees, (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage (A) as to the interests of Landlord or the holder of the Mortgage by reason of any act or omission of Tenant, and (B) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter.

              In addition, Tenant shall require any contractor retained by it to perform any Alteration to carry and maintain at Tenant's or such contractor's expense (and furnish the policy, policies or certificates thereof to Landlord, Landlord's lender and Ground Lessor) during such times as contractor is working in the Premises, (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, complete operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than One Million ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, to name Landlord, Landlord's lender and Ground Lessor as additional insureds and (ii) worker's compensation insurance or similar insurance in form and amounts as required by law.

              Landlord shall maintain insurance coverage for the Building, the cost of such insurance shall be an Operating Cost for purposes of paragraph 11 hereof, in such amounts and with such carriers as shall be reasonable and necessary from time to time including (a) fire insurance, with standard extended coverage endorsement including demolition costs, increased costs of construction, and contingent liability from changes in building codes on the Premises, in an amount not less than the full replacement value from time to time of the Premises; (b) flood insurance in an amount Landlord may from time to time reasonably require, if the Premises are located in an area designated as "flood prone" pursuant to the national Flood Insurance Act of 1968 and the Flood Disaster Protection Act; (c) difference-in-conditions coverage (including flood and earthquake to the extent available) to the extent not covered under (a) and
(b) above, in an amount Landlord from time to time may reasonably require; (d) rental value insurance in an amount equal to one (1) year gross rent; (e) steam boiler and machinery breakdown direct damage insurance and third-party liability coverage (if applicable and if not covered under the comprehensive general liability policy), with full comprehensive coverage on a repair and replacement cost basis, for all boilers and machinery which form a part of the Premises, including business interruption insurance in connection therewith in accordance with (d) above; and (f) such other insurance as Landlord may require against such other insurable hazards which at the time are customary and prudent under the circumstances.

          (b) All damages to the Premises or the Building of which they are a part, caused by Tenant, or the agents, servants, employees and invitees of Tenant, will be repaired by Landlord at the expense of Tenant, to the extent not covered by insurance proceeds, with the right on the part of Landlord to elect in its discretion to regard the same as Additional Rent, in which event such cost or charge shall become Additional Rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

          (c) All personal property of Tenant in the Premises or in the Building of which the Premises is a part shall be at the sole risk of Tenant. Landlord shall not be liable for any accident to or damage to the property of Tenant resulting from the use or operation of the heating, cooling, electrical or plumbing apparatus or any other cause whatsoever. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which may affect the Building of which the Premises is a part, due to construction on contiguous premises unless such construction renders the Premises untenantable or impractical for use for Tenant's purposes.

          (d) Landlord assumes no liability or responsibility whatsoever to the conduct and operations of the business to be conducted in the Premises.
Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises.

          (e) Except to the extent caused by the willful misconduct of Landlord, its agents or employees, Landlord shall have no liability to Tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the repair by Landlord of any portion of the Premises or the Building, any interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant or any other person) of heating, cooling, electrical or plumbing equipment or apparatus, or from untenantability of the Premises resulting from fire or other casualty subject to Paragraph 13, or from any robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises shall be at the risk of Tenant, and Landlord shall not in any manner be held responsible therefor. The employees of Landlord are prohibited from receiving any packages or other articles delivered to the Premises for Tenant, and if any such employee receives any such package or article, at the request of Tenant, such employee shall be the agent of Tenant for such purposes and not of Landlord.

     21. WAIVER OF SUBROGATION. If either party hereto is paid or indemnified by any proceeds under any policy of insurance naming such party as an insured (or would have been paid or indemnified by such proceeds if it had maintained all of the insurance coverages it is required under this Lease to maintain), on account of any loss, damage or liability, then such party hereby releases the other party hereto from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability, may arise out of the negligent act or omission of the other party, its agents or employees.

     22.  EMINENT DOMAIN.

          (a) If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), Landlord, subject to subparagraph
(c) below shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by Tenant by virtue of this Lease.

          (b) Tenant, subject to subparagraph (c) below, hereby (i) assigns to Landlord all of Tenant's right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against Landlord or such condemning authority, to any payment for
(a) the value of the then unexpired portion of the Term, (b) leasehold damages (except the unamortized portion of any improvements paid for by Tenant and title to which is retained by Tenant, provided such amount does not diminish and/or delay any award or payment which Landlord would otherwise receive as a result of such condemnation), and (c) any damage to or diminution of the value of Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards.

          (c) Notwithstanding the foregoing provisions of this Paragraph, Tenant may seek a separate award pursuant to Section 25-46.21:1 of the Code of Virginia, as amended, so long as such separate award in no way diminishes and/or delays any award or payment which Landlord would otherwise receive as a result of such Condemnation.

     23.  EFFECT OF CONDEMNATION.

          (a) If (i) all of the Premises are covered by a Condemnation, or (ii) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business, or (iii) any of the Building is covered by a Condemnation and, in Landlord's reasonable opinion, reasonably concurred in by Tenant, it would be impractical to restore the remainder thereof, then, in any such event, the Term shall terminate on the date upon which possession of so much of the Premises as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Operating Costs payable pursuant to the provisions of Paragraph 11), taxes, and other charges payable hereunder shall be prorated and paid to such date.

          (b) If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this Paragraph, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Monthly Rent payable under the provisions of Paragraph 3 shall be reduced in proportion to the square footage, if any, of the Premises covered by such Condemnation.

          (c) If there is a Condemnation, Landlord shall have no liability to Tenant on account of any (i) interruption of Tenant's business upon the Premises, (ii) diminution in Tenant's ability to use the Premises, or (iii) other injury or damage sustained by Tenant as a result of such Condemnation.

          (d) Except for any separate award to Tenant under the provisions of Paragraph 22(c), Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from Tenant, and Tenant hereby waives any right which it might otherwise have to participate therein.

     24. MECHANIC'S AND MATERIALMEN'S LIENS. Excluding labor or materials provided in connection with the construction of the Building by Landlord, Tenant shall bond, remove or have removed any mechanic's, materialmen's or other lien filed or claimed against any or all of the Premises, by reason of labor or materials provided for or at the request of Tenant of any of its contractors or subcontractors within thirty (30) days of notice of filing said lien.

     25. QUIET ENJOYMENT. Landlord hereby covenants that Tenant, on paying the Rent and performing the covenants set forth herein, shall without interference from Landlord peaceably and quietly hold and enjoy, throughout the Term, (i) the Premises, and (ii) such rights as Tenant may hold hereunder with respect to the Premises.

     26.  SURRENDER.

          (a) Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in good order, cleanliness and repair, ordinary wear and tear excepted.

          (b) Subject to Paragraph 14(c) hereof, any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (i) shall, immediately upon the completion of the installation thereof, be and become Landlord's property without payment therefor by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of Tenant's trade or business (rather than to service the Premises) shall remain Tenant's property and shall be removed by Tenant within five (5) days after the expiration or earlier termination of the Term, and Tenant shall promptly and thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof.

     27.  SUBORDINATION.    Landlord represents that as of the date hereof, the
Property is not encumbered by any mortgage or deed of trust. This Lease shall be subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may hereafter affect such leases or the Property,(the "Mortgage") and to all renewals, modifications, consolidations,
re-castings, replacements and extensions thereof.   The holder of the Mortgage
to which this Lease is subordinate shall have the right at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder. Such subordination shall, however, be conditioned upon Landlord utilizing commercially reasonable efforts to obtain from the holder of such ground lease, mortgage, or deed of trust, a written non-disturbance agreement to the effect that in the event of a foreclosure or other action taken under such ground lease, mortgage, or deed of trust by thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder. In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite and appropriate document. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant if Tenant fails to execute same within ten
(10) days after request therefor. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest
therein is sold at a foreclosure sale or by deed in lieu of foreclosure.   In
the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust encumbering the Property, Tenant shall attorn to such purchaser or to the grantee of a deed in lieu of foreclosure, and shall recognize such purchaser or grantee as the landlord under this Lease. Upon such attornment such purchaser or grantee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offset or defenses which Tenant might have against any prior landlord. Within five (5) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     28. ESTOPPEL CERTIFICATE. Landlord and Tenant agree from time to time, upon not less than fifteen (15) days' prior written notice by the other party, to execute, acknowledge and deliver to such party or to any existing or prospective owner or mortgagee of the Building or land upon which such Building has been built, or any interest in either, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the modifications and that the Lease is in full force and effect as modified), (ii) stating the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the knowledge of such party, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which such party may have knowledge, (iv) stating that Tenant shall give notice to any mortgagee prior to seeking to terminate the Lease by reason of any act or omission of Landlord until such mortgagee has reasonable time, at its option, to remedy such act or omission, and (v) stating the address to which notices to Tenant, or Landlord, as the case may be, should be sent. Any such statement may be relied upon by any existing or prospective owner or mortgagee of the Building or aforesaid land or any interest in either or any assignee of any such person.

     29. NOTICES. Any notice, demand, consent, approval request or other communication or document to be provided hereunder to a party hereto, shall be in writing and shall be deemed to have been provided after being sent by certified or registered mail, return receipt requested, in the United States mail or by personal delivery or commercial courier, against receipt. Any and all notices or other communications to Landlord and Tenant shall be given as follows:

          Landlord:  TransDulles Center, Inc.
          c/o The Mark Winkler Company
          4900 Seminary Road, Suite 900
          Alexandria, Virginia 22311
          Attn:  Michael D. Lynch, President

          Copy to:   TransDulles Center, Inc.
          c/o J.P. Morgan Investment Management, Inc.
          522 Fifth Avenue at 44th Street
          New York, New York  10036

          Tenant:    Network Access Solutions, Inc.
          Attn:  Scott Yancey

          Address Prior to Occupancy:
          100 Carpenter Drive
          Sterling, Virginia 20164

          Address Following Occupancy:
          22601 Davis Drive
          Sterling, Virginia 20164

     Either party may hereafter designate a new address for notice purposes, by giving notice as provided hereunder.

     30.  GENERAL.

          (a) Complete Understanding. This Lease, including without limitation, all Exhibits represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.

          (b) Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

          (c) Applicable Law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia.

          (d) Time of Essence.  Time shall be of the essence of this Lease.

          (e) Headings. The headings of the Paragraphs and subparagraphs hereof are provided herein for and only for convenience or reference, and shall not be considered in construing their contents.

          (f) Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof .

          (g) Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity of enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

          (h) Definition of "Landlord". As used herein, the term "Landlord" means the entity hereinabove named as such, and its successors and assigns.

          (i) Definition of "Tenant". As used herein, the term "Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease, that no such right or privilege shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Paragraph 12. Whenever two or more persons constitute Tenant, all such persons shall be jointly and severally liable for the performance of Tenant's obligations hereunder.

          (j) It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns.

          (k) Landlord warrants that it is the owner of the Building and Premises and has the full right and authority to make this Lease. Tenant hereby accepts this Lease.

          (l) Force Majeure. In the event that Landlord or Tenant shall be delayed, or hindered, or prevented from the performance of any act required hereunder (except for the payment of monies), by reason of government restrictions, scarcity of labor or materials, or for other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

          (m) Recordation. The parties agree to execute a short form of this Lease, which may, at Landlord's sole option, be recorded among the land records of the jurisdiction where the Premises are located. The expense thereof shall be borne by Landlord.

          (n) Tenant's Corporate Authority. Tenant hereby warrants and represents that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation under the laws of the State of its incorporation, is qualified to do business in the Commonwealth of Virginia, and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

          (o) Commission. Landlord and Tenant warrant that they have not had any dealings with any realtor, broker or agent in connection with the negotiation of this Lease, except for The Staubach Company and The Mark Winkler Company ("Brokers") whose commission shall be paid for by Landlord pursuant to the terms of a separate agreement between Landlord and the Brokers. Should any claim for a commission be established by any other broker or agent, the parties hereby expressly agree to hold one another harmless with respect thereto to the extent that one or the other is shown to have been responsible for the creation of such claim.

          (p) No Representations By Landlord. Tenant acknowledges that neither Landlord or any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, assessments or licenses are acquired by Tenant except as herein expressly provided.

          (q) Authority of Landlord. Landlord hereby represents and warrants that it is a limited partnership duly organized and in good standing under the laws of the Commonwealth of Virginia, that each individual or entity executing this Lease on behalf of Landlord is authorized to do so, and that all action necessary to authorize Landlord to enter into this Lease has been duly taken.

          (r) Third-Party Consents. Landlord hereby represents and warrants that (i) the execution and delivery of this Lease by Landlord, and the performance of Landlord's obligations hereunder, do not conflict with or result in any breach under the terms of Landlord's partnership agreement or any agreement to which Landlord is a party or by which Landlord or the Premises is bound and (ii) all consents of any third parties, including without limitation any ground lessor or mortgagee of the Premises, required in connection with the execution and delivery of this lease have been obtained by Landlord, and Landlord shall furnish evidence of such consents.

          (s) Litigation. The prevailing party shall recover all reasonable attorney's fees and costs incurred by or on behalf of such prevailing party if
(a) either party institutes litigation for a breach of the terms and conditions of this Lease, (b) either party institutes litigation for possession of the Premises, (c) either party is made party to litigation instituted by a third party relating to Premises. Such attorney's fees and costs may be levied against the party whose conduct necessitated the use of an attorney whether or not litigation is prosecuted to judgement.

          (t) Assignment by Landlord. Landlord may freely assign its interest hereunder. The term "Landlord" as used herein shall be deemed to be related only to a person or entity during the time of his or its ownership of Landlord's interest in this Lease.

          (u) LANDLORD, TENANT AND ANY GUARANTORS WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH LANDLORD-TENANT RELATIONSHIP, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant and all Guarantors waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

     31. GENERATOR. Tenant shall have the right to install, at a location on the Property to be determined by Landlord in its sole and absolute discretion, an electrical generator/tank unit (the "Generator") to provide electrical power to the Premises during power outages, subject to the terms and conditions of this Lease and the following specific conditions:

          (a) Tenant shall bear all costs and expenses associated with the installation of the Generator, and Tenant shall be responsible for, and shall bear all costs and expenses associated with, the operation and maintenance thereof. Tenant understands and acknowledges that Landlord shall not be responsible for the operation and maintenance of the Generator.

          (b) The plans and specifications for the Generator, including the manner of its connection to the Building's electrical system, and the nature and location of conduit, shall be subject to the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall install the Generator in a good and safe manner in accordance with the terms and conditions of this Lease. Tenant shall provide reasonable notice to Landlord of the time and date upon which it desires to install such facilities. A representative of Landlord shall be present at the installation of the Generator in order to approve the methods of installation and performance thereof.

          (c) Tenant shall have the responsibility to secure all necessary approvals relating to the installation and operation of the Generator from state, federal and other governmental authorities. Further, Tenant shall construct, operate and maintain such facilities in accordance with all applicable laws, ordinances, rules and regulations and in compliance with the reasonable requirements of the insurers of the Building.

          (d) Tenant shall be responsible for the cost of repairs required to the Building arising out of the construction, installation, operation, maintenance, repair, replacement or removal of the Generator. In furtherance thereof, Tenant agrees to indemnify, defend and hold Landlord harmless from an against any and all such costs or expenses (including reasonable attorneys fees) incurred by landlord as a result of the acts, omissions or negligence of Tenant in the construction, installation, operation, maintenance, repair, replacement or removal of the Generator and related equipment, including all cable, wires, conduit, and transformers related thereto.

          (e) Landlord shall have no responsibility to insure or maintain the Generator, and Tenant, at its sole cost and expense, shall be responsible for maintaining such insurance coverage with regard thereto as may be reasonably required by Landlord, including Pollution Liability coverage with limits of $1,000,000 each incident to include cleanup and cost of defense. Both Tenant and Landlord should be reflected as named insureds. Tenant shall be solely responsible for any damage or destruction to the Generator, regardless of the cause.

          (f) Tenant acknowledges that, as part of the installation of the Generator, Tenant may be required to install a concrete pad on which the Generator will be located in accordance with the specifications of the manufacturer of the Generator, or a structural engineer approved by Landlord, a spill containment field, and fencing or screening in order to obstruct the view of the Generator, the specifications for which are subject to approval by Landlord in its sole and absolute discretion.

          (g) Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Generator facilities and all licensing fees, franchise fees and other taxes, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Generator.

     32. ANTENNAE. Landlord hereby grants to Tenant a license to install, at a location on the roof of the Building to be determined by Landlord in its sole and absolute discretion, no more than three (3) antennae (the "Antennae"), to be used by Tenant solely for communications by and for Tenant in connection with the conduct of its business operations, and not for any operations involving the receipt or transmission of the communications of others as a common carrier or public service company, or any similar operations, subject to the terms and conditions of this Lease and the following specific conditions:

          (a) Tenant shall bear all costs and expenses associated with the installation of the Antennae, and Tenant shall be responsible for, and shall bear all costs and expenses associated with, the operation and maintenance thereof. Tenant understands and acknowledges that Landlord shall not be responsible for the operation and maintenance of any such Antennae.

          (b) The plans and specifications for the Antennae, including the size and dimensions thereof, as well as the manner of their attachment to the roof of the Building, and the nature and location of any roof penetrations and conduit, shall be subject to the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall install the Antennae in a good and safe manner in accordance with the terms and conditions of this Lease, by a contractor approved by Landlord. Tenant shall provide reasonable notice to Landlord of the time and date upon which it desires to install such Antennae. A representative of Landlord and Landlord's roofing contractor shall, at Landlord's election, be present at the installation of the Antennae in order to approve the methods of installation and performance thereof.

          (c) Tenant shall have the responsibility to secure all necessary approvals relating to the installation and operation of the Antennae from state, federal and other governmental authorities. Further, Tenant shall construct, operate and maintain such facilities in accordance with all applicable laws, ordinances, rules and regulations and in compliance with the reasonable requirements of the insurers of the Building.

          (d) Tenant shall be responsible for all reasonable costs and expenses incurred by Landlord arising out of the construction, installation, operation, maintenance, repair, replacement or removal of the Antennae and related equipment (specifically including, but not limited to, the cost of a structural engineer if desired by Landlord, to evaluate the ability of the roof to sustain the additional loading of the antennae and related equipment, and any necessary modifications to the roof structure) and shall take all commercially reasonable steps to minimize wear and tear on the roof, including the use of walking pads. In furtherance thereof, Tenant agrees to indemnify, defend and hold Landlord harmless from an against any and all such costs or expenses (including reasonable attorneys fees) incurred by landlord as a result of the acts, omissions or negligence of Tenant in the construction, installation, operation, maintenance, repair, replacement or removal of the Antennae and related equipment, including all cable, wires and transformers related thereto.

          (e) Tenant's Antennae shall not interfere in any way with any Building systems, or with the transmission or reception of signals by any other antenna or roof installation on the Building or within the TransDulles Centre. Landlord shall have the right, at its expense, to relocate or temporarily move any antenna in order to accommodate Landlord, any other tenant of TransDulles Centre, or any other user of the roof.

          (f) Tenant represents and warrants that Antennae do and will not emit levels of electromagnetic, microwave, or other radiation in excess of any health-related standards now or hereafter established by any law or regulation. In furtherance thereof, Tenant agrees to indemnify, defend and hold Landlord harmless from an against any and all such claims, losses, damages, costs or expenses (including reasonable attorneys fees) incurred by Landlord as a result of a claim by anyone that the Antennae, and the emissions therefrom, are in any way harmful to human health.

          (g) Landlord shall have no responsibility to insure or maintain the Antennae, and Tenant, at its sole cost and expense, shall be responsible for maintaining such insurance coverage with regard thereto as may be reasonably required by Landlord. Both Tenant and Landlord should be reflected as named insureds. Tenant shall be solely responsible for any damage or destruction to the Antennae, regardless of the cause.

          (h) Tenant acknowledges that, as part of the installation of the Antennae, Landlord may require Tenant to install screening acceptable to Landlord in order to obstruct the view of the Antennae.

          (i) Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Antennae and all licensing fees, franchise fees and other taxes, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Antennae.

          (j) Upon the expiration of the Term, or earlier termination of this Lease, Tenant shall be responsible for removing the Antennae and any associated equipment from their location on the roof, restoring the roof to the condition in which it existed prior to the installation of the Antennae (including complete repair of any roof penetrations and removal of conduit), and repairing any damage caused by the presence and removal of the Antennae and associated equipment.

     33. TENANT'S OBLIGATIONS AS RACKING SYSTEM. (a) The parties acknowledge that a racking system (the "Racking System") installed for the benefit of Purnell Furniture Services, Inc. remains upon the Premises. Landlord shall have no liability to any party for any loss, claim or damage to the Racking System while the same remains located within and upon the Premises. Tenant shall indemnify and hold Landlord harmless of and from any and all damages, costs and expenses (including attorneys fees) arising from the claims of any party (including Purnell Furniture Services, Inc., and/or Crate & Barrel, Inc.) for any loss, claim or damage to the Racking System, regardless of the cause thereof.

          (b) The parties agree that the Racking System shall be treated as an "Alteration" to the Premises, and that the obligations of Tenant with respect thereto shall be governed by the provisions of Paragraph 14(b).

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or has caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

ATTEST:                    LANDLORD: TRANSDULLES CENTER, INC.

/s/  Susan Kessel          By:    /s/  Douglas Lawrence   (Seal)
____________________              _____________________

                           Name:  Douglas Lawrence
                                  _____________________

                           Title: Vice President
                                  _____________________


ATTEST:                    TENANT: NETWORK ACCESS
                           SOLUTIONS, INC.

/s/  Illegible             By:    /s/  Scott G. Yancey    (Seal)
____________________              _____________________

                           Name:  Scott G. Yancey
                                  _____________________

                           Title: CFO
                                  _____________________

                                  EXHIBIT A-1
                                  -----------
                      DESCRIPTION OF PREMISES AND PROPERTY
                      ------------------------------------

                         TRANSDULLES CENTRE, BUILDING 2
                               22601 DAVIS DRIVE
                               STERLING, VIRGINIA

          Building & Premises consists of 61,500 rentable square feet

                                  [Floor Plan]

                                  EXHIBIT A-2
                                  -----------
                               TRANSDULLES CENTRE
                                 [Location Map]

                                   EXHIBIT B
                                   ---------
                                 RENT SCHEDULE
                         Network Access Solutions, Inc.
                               22601 Davis Drive
                            Sterling, Virginia 20164


Total Square Footage                             61,500*
Lease Term-Months                                    60
Initial Annual Per Square Foot Rental Rate   $     7.59
Initial Monthly Rental Rate                  $38,898.75
Annual Rent Escalations                               3%


-------------------------------------------------------------------------------------
     Lease Year       Base Rent PRSF**  Annual Base Rent***  Monthly Base Rent***
-------------------------------------------------------------------------------------
         1                 $7.59          $466,785.00            $38,898.75
-------------------------------------------------------------------------------------
         2                 $7.82          $480,788.52            $40,065.71
-------------------------------------------------------------------------------------
         3                 $8.05          $495,212.16            $41,267.68
-------------------------------------------------------------------------------------
         4                 $8.29          $510,068.52            $42,505.71
-------------------------------------------------------------------------------------
         5                 $8.54          $525,370.56            $43,780.88
-------------------------------------------------------------------------------------


*   Subject to measurement as provided in Paragraph 1.
**  Excludes Additional Rent as defined in Paragraph 3(h).
*** Subject to adjustment due to measurement as provided in Paragraph 1;
    excludes Additional Rent as defined in Paragraph 3(h).

                                   EXHIBIT C
                                   ---------
                           (Form of Letter of Credit)
                          IRREVOCABLE LETTER OF CREDIT

Date of Issue:_____________________   Letter of Credit No.:
Expiration Date:___________________   Original Amount: USD $

Beneficiary:                          Applicant:
TransDulles Center, Inc.
c/o The Mark Winkler Company
4900 Seminary Road, Suite 900
Alexandria, Virginia 22311-1811
Attn: Mr. Peter S. Scholz

Ladies and Gentlemen:

     We hereby establish this Irrevocable Letter of Credit No. _______________, in your favor as Beneficiary for an aggregate amount of up to _________________ USD (USD $________________________), available to you by drafts drawn at sight, accompanied by your dated and signed statement certifying that Landlord is entitled to draw against the Letter of Credit posted as the Security Deposit pursuant to the terms of that certain Deed of Lease between Beneficiary and Applicant dated _____________________________, 1999 (the "Lease").

     We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be honored if presented at [bank address], no later than [last day of month approximately 90 days after expiration of first lease year] (the "Expiration Date"). This Letter of Credit shall be automatically renewed for additional one (1) year periods ("Renewal Periods") beginning on the first day of [the month after the Expiration Date], and on the first day of [the month after the expiration date] each year thereafter through [date 90 days after expiration of lease term and any option periods], unless we send to you by nationally recognized overnight courier service at the address shown above (or any other address you provide to us by notice sent to us by nationally recognized overnight courier service which references this Letter of Credit by Number) a notice of our intention not to renew this Letter of Credit at least sixty (60) days prior to the beginning of any of the Renewal Periods. At all times, we retain absolute discretion concerning the decision to renew or not renew this Letter of Credit.

     Partial and Multiple Drawings are permitted. The amount available under this Irrevocable Letter of Credit shall be the Original Amount set forth above, less the sum of any drawings honored by us hereunder. This Letter of Credit letter is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Letter of Credit is transferable to any successor in title to Beneficiary's interests as Landlord under the Lease, and any such successor shall be deemed the Beneficiary hereunder, and shall be entitled to draw against this Letter of Credit in
accordance with the terms hereof.   This Irrevocable Letter of Credit is subject
to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication 500.

                                             Very truly yours,
                                             BANK


                                             By:
                                             Name:_____________________________
_____________________________                Title:____________________________

                                   EXHIBIT D
                                   ---------


                           CONFIDENTIALITY AGREEMENT
                       (OPERATING EXPENSE AND TAX AUDIT)

     THIS CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into this ____ day of ____________, 199__ by and between TransDulles Center, Inc., a Virginia corporation ("Landlord"), a corporation ("Tenant") and ________________________ ("Contractor").

                                    Preamble
                                    --------

     Pursuant to the provisions of that certain Deed of Lease between Landlord and Tenant, dated ____________, 1999, (the "Lease"), Tenant was provided with certain limited rights to audit the annual Operating Expenses and taxes (as those terms are defined in the Lease). In this regard, Tenant has engaged the services of Contractor to perform an audit of the Operating Expenses and taxes for the ____ Calendar Year ( the "Audit"). In connection with the Audit, Tenant and Contractor will be given access to various documents, files and other information relating to the Operating Expenses and Impositions for their review and inspection (the "Confidential Information"). The Confidential Information may include economic, commercial, marketing and financial information that is confidential and/or proprietary in nature. Therefore, Landlord has determined to require Tenant and Contractor to execute and deliver this Agreement as a condition of their review and inspection of the Confidential Information.

     In consideration of being granted the opportunity to review and inspect the Confidential Information, Tenant and Contractor agree as follows:

                                   Agreement
                                   ---------

     Section 1.  Purpose.  Tenant and Contractor agree that their review and
     ---------   -------
inspection of the Confidential Information shall be solely to conduct an audit, on Tenant's behalf and not as an agent, representative or broker of any undisclosed party, to verify the accuracy of Operating Expenses and taxes for the _____ Calendar Year which Tenant paid under the Lease.

     Section 2.  Non-Disclosure and Use of Confidential Information.
     ---------   --------------------------------------------------

     (a) Tenant and Contractor agree that, except as set forth below, all Confidential Information shall be used by Tenant and Contractor solely for the purposes stated in Section 1 hereof. Tenant and Contractor further agree not to disclose any of the Confidential Information without the prior written consent of Landlord to any third party other than to their respective (i) employees, officers, directors, and (ii) agents and representatives, including attorneys, accountants and financial advisors (collectively, the "Representatives"), in each case who (i) have a need to know the Confidential Information for the limited purpose stated in Section 1 hereof, and (ii) have entered into an agreement with Tenant and Contractor substantially in the form of this Agreement.

     (b) The term "Confidential Information" shall not include information which: (a) is already known to Tenant or Contractor from non-Landlord sources not known by Tenant or Contractor to be subject to any confidentiality obligations to Landlord; (b) is or becomes generally available to the public other than as a result of a disclosure by Tenant or Contractor or any of their Representatives; or (c) is required to be disclosed by law or by regulatory or judicial process.

     (c) In the event Tenant or Contractor or any of their Representatives fails in any respect to comply with its obligations under this Agreement, Tenant and Contractor shall be liable to Landlord for breach of this Agreement. In addition, in the event of any such failure, Landlord may, in its sole discretion, refuse to allow Tenant the opportunity to perform an audit with respect to any other Calendar Years.

     (d) The rights, powers and remedies provided for in the preceding subsection (c) shall be in addition to and do not preclude the exercise of any other right, power or remedy available to Landlord under law or in equity. No forbearance, failure or delay in exercising any such right, power or remedy shall operate as a waiver thereof or preclude its further exercise.

     Section 3.  Review of Confidential Information.  The Confidential
     ---------   ----------------------------------
Information will be made available for review by appointment only, at a location determined by Landlord, to Representatives of Tenant and/or Contractor whose duties include the review and inspection of such information in other similar transactions or evaluations for Tenant.

     Section 4.  Duplication.  Tenant and Contractor agree to refrain from
     ---------   -----------
making any reproductions, other than handwritten summaries or notes and self-generated computer records, of any item of Confidential Information without the prior written consent of Landlord.

     Section 5.  Limited Access.  Tenant and Contractor shall inform each of
     ---------   --------------
their Representatives that receives any of the Confidential Information of the requirements of this Agreement and shall require each such Representative to comply with such requirements.

     Section 6.  Tenant Contact.  Tenant and Contractor agree not to communicate
     ---------   --------------
with any other tenants in the Project known as TransDulles Center in connection with the Audit without the prior written consent of Landlord.

     Section 7.  Entire Agreement.  This Agreement represents the entire
     ---------   ----------------
agreement between Tenant, Contractor and Landlord relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by Tenant or Contractor in connection with the Audit. This Agreement supersedes all other agreements relating to such matters which have previously been executed by Tenant and/or Contractor in favor of Landlord.

     Section 8.  Reliance by Landlord's Management Company.  Landlord's property
     ---------   -----------------------------------------
management company, The Mark Winkler Company, and its employees shall be authorized to accept a copy of this Agreement (as executed by Tenant and Contractor) as a basis for allowing Tenant or Contractor to review and inspect the Confidential Information in connection with the Audit.

     IN WITNESS WHEREOF, a duly authorized representative for both Tenant and Contractor have executed this Agreement as of the date set forth below.

TENANT:                                 LANDLORD:

                                        TRANSDULLES CENTER, INC.,
a __________________ corporation        a Virginia corporation


By:    _________________________        By:    ______________________
Name:  _________________________        Name:  ______________________
Title: _________________________        Title: ______________________

Date of Execution:______________        Date of Execution:___________


CONTRACTOR:

________________________________



By:    _________________________
Name:  _________________________
Title: _________________________

Date of Execution:______________

                                   EXHIBIT E
                                   ---------

                                    PARKING

                                     [Map]